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                                                                     Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 7/Amendment No. 12 to Registration Statement Nos. 333-133674/811-05382 on Form N-6 of our report dated March 28, 2013, relating to the financial statements and financial highlights comprising each of the Divisions of Paragon Separate Account A, our report dated April 2, 2013, relating to the consolidated financial statements of Metropolitan Life Insurance Company and subsidiaries (the "Company") (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to changes in the Company's method of accounting for deferred policy acquisition costs as required by accounting guidance adopted on January 1, 2012 and the Company's reorganization of its segments in 2012), and our report dated April 5, 2013, relating to the consolidated financial statements of General American Life Insurance Company and subsidiary, all appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 16, 2013